UNITED STATES
SECURITIES AND EXCHANGE COMMISION
 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

March 23, 2012

Date of Report (Date of Earliest Event Reported)

NATIONAL ASSET RECOVERY CORP.
 (Exact name of registrant as specified in its charter)

Commission File Number: 333-150135

Nevada	333-150135	04-3526451
(State of other Jurisdiction of Incorporation	(Commission FileNumber)	(IRS Employer Identification No.)

30 Skyline Drive, Suite 200
Lake Mary, Florida 32746
(Address to principal executive offices, including zip code)

(407) 463-9058
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 210.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

In addition to the historical information contained herein, this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which may include, but not be limited to statements concerning plans, objectives, goals, strategies, prospects, revenues, liquidity and capital resources, financial needs and future performance, costs and expenditures. Such statements may be identified or qualified, without limitation, by words such as "likely," "will," "suggests," "may," "would," "could," "should," "expects," "anticipates," "estimates," "plans," "projects," "believes," or similar expression (and variants of such words or expressions). Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected, or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, our ability to raise additional financing or generate sufficient revenues to support our business strategies, our ability to compete with larger competitors, our dependence on the continued service of our current management, our ability to identify potential business opportunities for potential acquisition or merger and the other risks and uncertainties. The forward-looking statements contained herein represent our judgment as of the date of this Current Report on Form 8-K and we caution readers not to place undue reliance on such statements.

Item 1.01:  Entry into a Material Definite Agreement

On March 23, 2012 (“Closing Date”), we, along with our principal shareholders, Bradley Wilson and William A. Glynn (“Selling Shareholders”), executed a Stock Purchase Agreement to sell, transfer and deliver 95,000,000 shares of unregistered common stock (“Common Stock”) representing approximately 62% of the total issued and outstanding shares of our Common Stock.  The terms of the Stock Purchase Agreement are described in Item 5.01 of this Report.

Item 5.01:  Changes in Control of Registrant

On the Closing Date, our principal shareholders, Bradley Wilson and William A. Glynn (“Selling Shareholders”), sold 95,000,000 shares of Common Stock to Fred DaSilva.  The shares of Common Stock sold in this transaction represented approximately 62% of the total issued and outstanding shares of Common Stock and constitute a majority of our securities that are entitled to vote.  Mr. DaSilva has agreed to pay the Selling Shareholders the sum of $200,000 as full consideration for the 95,000,000 shares of Common Stock that they previously owned.  The consideration is to be paid to the Selling Shareholders within six (6) months following the Closing Date.  In the event that Mr. DaSilva fails to pay the consideration by this date, the 95,000,000 million shares shall be returned to the Selling Shareholders by him.

As a condition of the Stock Purchase Agreement described above, Mr. Wilson and Mr. Glynn shall continue to serve as officers and directors for the Company in the same capacities they held before the Closing Date.  In addition, Mr. DaSilva was appointed as a Director to fill a vacant seat on the Board of Directors and will also serve as our President.  Shares of Common Stock involved in this transaction represent the only Class of our securities that are subject to the reporting requirements of Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 both before and after the Closing Date.

Item 5.02:  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers and Directors; Compensation Arrangements with Management

In connection with the execution and consummation of the Stock Purchase Agreement as described in Item 5.01 above, Bradley Wilson shall continue to serve as the Chairman for our Board of Directors and William A. Glynn shall continue to serve as a Director on our Board of Directors and hold the offices of Chief Executive Officer and Chief Financial Officer.  Mr. DaSilva was appointed to serve as our President and was also appointed as a Director to fill a vacancy on our Board of Directors.

Officers of the Company shall hold their positions until successors are chosen pursuant to Chapter 78 NRS or due to their resignation or inability to serve based on death or disability.  The officers appointed shall sere under the governance and at the direction of our Board of Directors.

Each member of our Board of Directors hall serve until the next annual meeting of shareholders unless removed prior to that time in accordance with Chapter 78 NRS or unless a member should voluntarily resign or be unable to serve due to death or disability.

Directors and Officers

Set forth below is a brief description of the background and business experience for the past five (5) years or more of our newly appointed President and Director following the execution and consummation of the Stock Purchase Agreement.

(i)   Fred DaSilva, age 49, is responsible for the sourcing of oil and gas prospects for acquisition and the leasing of key exploration properties for Step Petroleum. Mr. DaSilva is the Director of Step Petroleum Corp. He has been a member of the Board of Directors of Quartz Ventures, Inc., since September 25, 2008.  During the past 20 years, Mr. DaSilva has been involved with a variety of private and public companies providing consulting services in the areas of business planning and development, mergers and acquisitions, financing and business development.  He has been directly involved in raising investment capital for several companies in the oil and gas sector, ranging from start-up to emerging high growth public companies.  From 1983 through 1999, Mr. DaSilva was a senior buyer involved in negotiations and strategic planning for PanCanadian Petroleum ( Encana Corp) and is presently consulting for several oil companies.

Management Compensation

Mr. Wilson and Mr. Glynn will continue to be compensated, as available capital permits, under their existing compensation arrangements with the Company.

Item 8.01:  Other Events

On March 26, 2012, the Company completed a series of transactions that retired 12,572,446 shares of its Common Stock to the corporate treasury. This will lower the total common shares outstanding of the Company to 152,562,914 as of the date of this Report. The shares were received from former shareholders and the Company is continuing its efforts to recover additional shares. The Company is also continuing its investigation into certain transactions that involved York & Kassing, Inc., York & Kassing Services, Ltd, Wahoo Services SA and the principles and affiliates of these companies.

Item 9.01:  Financial Statements and Exhibits

(a)           Exhibits

Ex-10           Stock Purchase Agreement dated March 23, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ASSET RECOVERY CORP.

Dated: March 28, 2011	By:	/s/ William A. Glynn
	Name:	William A. Glynn
	Title:	Chief Executive Officer and Chief Financial Officer